THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.2 AND 5.3 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.
FORM OF WARRANT TO PURCHASE COMMON STOCK

Company/Issuer:	XERIS BIOPHARMA HOLDINGS, INC., a Delaware corporation
Number of Shares:	[______] (subject to adjustment pursuant to the terms herein)
Type/Series of Stock:	Common Stock
Exercise Price:	$2.28 per share
Issue Date:	March 8, 2022
Expiration Date:	March 8, 2029
Credit Facility:
This Warrant to Purchase Common Stock (this “Warrant”) is issued in connection with that certain Credit Agreement and Guaranty, dated as of March 8, 2022 among Xeris Biopharma Holdings, Inc. (the “Company”), Xeris Pharmaceuticals, Inc., as the borrower, certain subsidiaries of the Company, the lenders from time to time party thereto, and Hayfin Services LLP as administrative agent for such lenders.

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, [Name of Hayfin Entity] (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, the “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated Type/Series of Stock (the “Class”) of the Company at the above-stated Exercise Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.
SECTION 1.EXERCISE.
1.1Method of Exercise. Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company a copy of this Warrant as then in effect, together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Exercise Price for the Shares being purchased.
1.2Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Exercise Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to pay all or a portion of the aggregate Exercise Price by instructing the Company to withhold a number of Shares then issuable upon exercise of this Warrant with an aggregate fair market value (as determined pursuant to Section 1.3 below) equal to such aggregate Exercise Price (or portion thereof if applicable). Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:
X = Y(A-B)/A
where:
X =    the number of Shares to be issued to the Holder;
Y =    the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares to be withheld by the Company in

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payment of the aggregate Exercise Price or a portion thereof if applicable);
A =    the fair market value (as determined pursuant to Section 1.3 below) of one Share; and
B =    the Exercise Price per Share.
For purposes of calculating the fair market value of withheld Shares in the event of any withholding of Shares pursuant to this Section 1.2 where the number of such Shares whose value is equal to the aggregate Exercise Price (or portion thereof, if applicable) is not a whole number, the number of such Shares withheld by the Company shall be rounded up to the nearest whole Share.
1.3Fair Market Value. If the Company’s common stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”) and the Class is common stock, the fair market value of a Share shall be the closing price or last sale price of a share of common stock reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Company’s common stock is not traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment, such determination to be subject to Section 2.5(a) or Section 2.5(b), as applicable.
1.4Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.
1.5Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of a customary “lost share” certificate and indemnity, reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, promptly, but in any event with five (5) Business Days, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.
1.6Treatment of Warrant Upon Acquisition of Company.
(a)Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole); (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate consolidation or reorganization, in each case in which the stockholders of the Company immediately prior to such merger, consolidation or reorganization beneficially own capital stock representing less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization (or, if such Company stockholders beneficially own a majority of the outstanding voting power of the surviving or successor entity as of immediately after such merger, consolidation or reorganization, such surviving or successor entity is not the Company); or (iii) any sale or other transfer (or related series of sales or transfers) by the stockholders of the Company of shares which in the aggregate represent at least a majority of the Company’s then-total outstanding combined voting power.
(b)Treatment of Warrant at Acquisition. In the event of an Acquisition as to which both (x) the acquiring Person or Persons are not affiliates of the Company and (y) the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), unless (i) Holder has expressly notified the Company that Holder has elected not to exercise this Warrant, (ii) Holder has expressly notified the Company that it is electing to exercise this Warrant pursuant to Section 1.1 or

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(iii) the fair market value of one Share (or other security issuable upon the exercise hereof) is less than the Exercise Price per share (as adjusted pursuant to the terms of this Warrant) in effect as of the Business Day immediately prior to the consummation date of such Acquisition, Holder shall be deemed to have elected to exercise this Warrant pursuant to Section 1.2 and such exercise will be deemed effective immediately prior to and contingent upon the consummation of such Acquisition.  If an event of the type described in clause (i) or (iii) above occurs, this Warrant will expire immediately prior to the consummation of such Acquisition.
(c)Not less than twelve (12) Business Days prior to the projected closing date of any Acquisition (including any Cash/Public Acquisition) the Company shall provide Holder with a reasonable written summary of the proposed Acquisition (including the parties thereto, the projected consideration per Share to be paid to holders of Shares, if any, and the treatment of this Warrant in connection with such proposes Acquisition), and not less than five (5) Business Days prior to the consummation of such Acquisition the Company shall provide Holder with a written summary of any material changes to the summary previously provided to Holder and notice of the consideration per Share to be paid to holders of Shares, if any, and the treatment of this Warrant upon consummation of the Acquisition. The Company shall promptly provide Holder with reasonable additional information concerning any proposed Acquisition, to the extent reasonably requested by Holder.
(d)Upon the closing of any Acquisition other than a Cash/Public Acquisition defined above, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.
(e)As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded on a Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.
1.7Automatic Exercise at Expiration. To the extent this Warrant is not previously exercised in full, and if the fair market value of one Share (or other security issuable upon the exercise hereof) is greater than the per share Exercise Price (as adjusted pursuant to the terms of this Warrant) in effect on the Expiration Date, Holder shall be deemed to have elected to exercise this Warrant pursuant to Section 1.2 and such exercise will be deemed effective immediately prior to the close of business on the Expiration Date (unless the Expiration Date is not a Business Day, in which case, on the Business Day immediately preceding the Expiration Date). To the extent this Warrant is deemed automatically exercised pursuant to this Section 1.7, the Company agrees to notify the Holder within a reasonable period of time of the number of Shares the Holder is to receive by reason of such automatic exercise.
SECTION 2.ADJUSTMENTS TO THE SHARES AND EXERCISE PRICE.
1.1Stock Dividends, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in Common Stock or other Securities (defined below) or other property (including cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of such Common Stock or other Securities or property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred.

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1.2Reclassification, Exchange, Combinations or Substitution. Upon the occurrence of any event that results in any change to the number of Shares Deemed Outstanding (defined below) by reason of recapitalizations, reclassifications, combinations, substitutions or exchanges of Securities, splits or reverse splits, separations, reorganization, liquidations, replacements or the like, the number and class of Shares available upon exercise of this Warrant in the aggregate and the Exercise Price per share shall be correspondingly adjusted as may be necessary in order to give Holder, upon exercise of this Warrant for the aggregate Exercise Price in effect on the date of this Warrant, the total number, class, and kind of Securities as Holder would have owned (or would have had the right to own upon exercise hereof) had this Warrant been exercised in full prior to any such event and had Holder continued to hold the Shares issued to it upon such exercise until after the occurrence of the event requiring adjustment. In furtherance of, and not in limitation of the foregoing, the Company and Holder acknowledge and agree that (i) if the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares issuable hereunder shall be proportionately increased and the Exercise Price shall be proportionately decreased, (ii) if the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased, (iii) the form of this Warrant need not be changed because of any adjustment in the number of Shares subject to this Warrant, and (iv) the provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.
1.3Certificate as to Adjustment.  The Company covenants and agrees that (i) as promptly as reasonably practicable following any change or adjustment of the type described above in either Section 2.1 or 2.2, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to Holder a certificate of a responsible officer of the Company (having knowledge of such change or adjustment and this Warrant) setting forth in reasonable detail such change or adjustment and the facts upon which it is based and certifying the calculation thereof, and (ii) as promptly as reasonably practicable following the receipt by the Company of a written request by Holder, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to Holder a certificate of such a responsible officer certifying the number of Shares or the amount, if any, of other Securities, cash or other assets then issuable upon exercise of the Warrant.
1.4No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Exercise Price.
1.5Disputes; No Impairment, etc. The parties hereto (for themselves and their successors and permitted transferees and assigns) agree as follows:
(a)Disputes. In the event of any dispute which arises between Holder and the Company (including the Board of Directors of the Company) with respect to the calculation or determination of any adjustment to the Exercise Price, the number of Shares, cash, securities or other property issuable upon exercise of this Warrant, any determination of fair market value or the amount or type of consideration due to the Holder in connection with any Acquisition or other event, transaction or other matter described in Section 2.1 or 2.2 above or any other matter involving this Warrant or the Shares that is not resolved by the parties after good faith discussions and efforts to reach resolution, upon the request of Holder the disputed issue(s) shall be submitted to a firm of independent investment bankers or public accountants of recognized national standing, which (i) shall be chosen by the Company and be reasonably satisfactory to Holder and (ii) shall be completely independent of the Company (an “Independent Advisor”), for determination, and such determination by the Independent Advisor shall be binding upon the Company and Holder with respect to this Warrant, any Shares issued or issuable in connection herewith, the Exercise Price therefor, or any other matter in dispute, as the case may be, absent manifest error. Costs and expenses of the Independent Advisor shall be shared 50/50 by the Company and Holder.

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(b)Equitable Equivalent. In case any event shall occur as to which the provisions of Section 2.5(a) above are not strictly applicable but the failure to make an adjustment would not, in the reasonable, good faith opinion of Holder, fairly protect the rights and benefits of Holder represented by this Warrant in accordance with the essential intent and principles of Sections 2.1, 2.2 and 2.5(a) above, then, in any such case, at the request of Holder, the Company shall submit the matter and issues raised by Holder to an Independent Advisor, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 2.1, 2.2 and 2.5(a) above, to the extent necessary to preserve the rights and benefits represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to Holder and shall make the adjustments described therein, if any. Costs and expenses of the Independent Advisor shall be shared 50/50 by the Company and Holder.
(c)No Avoidance. The Company shall not, by way of amendment of any of its certificate of incorporation, by-laws or other constituent documents or instruments, or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance, performance or intended results of any of the terms or provisions of this Warrant, but will at all times in good faith assist in the carrying out of all such terms or provisions and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment as if Holder was a shareholder of the Company entitled to the benefit of fiduciary duties afforded to shareholders under Delaware law.
1.6Warrant Register. The Company shall keep and properly maintain at its principal executive offices a register (the “Warrant Register”) for the registration of this Warrant and any transfers, substitutions or replacements thereof. The Company may deem and treat the Person (defined below) in whose name this Warrant is registered on such register as the holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of this Warrant effected in accordance with the provisions hereof.
1.7Shareholder Notices and Information. The Company shall provide Holder with copies of the same notices and other information the Company provides to all shareholders of the Company generally, contemporaneously with the giving thereof to such shareholders, provided that any such notices or other information which are available on the EDGAR system (or successor thereto) need not be provided in physical form and shall be deemed to have been contemporaneously provided pursuant to this Section 2.7.
SECTION 3.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.
1.1Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder that all Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any taxes, charges, liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available (free from preemptive rights) out of its authorized and unissued capital stock such number of shares of the Class, common stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into common stock or such other securities.
1.2Notice of Certain Events. If the Company proposes at any time to:
(a)declare any dividend or distribution upon the outstanding shares of the Class or common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b)offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);

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(c)effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class; or
(d)to liquidate, dissolve or wind up;
then, in connection with each such event, the Company shall give Holder:
(1)at least twelve (12) Business Days prior written notice of the date on which a record will be taken for such dividend, distribution, sale or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and
(2)in the case of the matters referred to in (c) and (d) above at least twelve (12) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event).
Reference is made to Section 1.6(b) whereby this Warrant may be deemed to be exercised pursuant to Section 1.2 hereof. The Company will also promptly provide information reasonably requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.
SECTION 4.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDER.
The Holder represents and warrants to, and agrees with, the Company as follows:
1.1Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a current view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.
1.2Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.
1.3Investment Experience. Holder understands that its investment in this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.
1.4Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.
1.5The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment

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intent and the accuracy of Holder’s representations and warranties as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.
SECTION 5.MISCELLANEOUS.
1.1Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Eastern time, on the Expiration Date and shall be void thereafter.
(a)Legends, etc. Each certificate evidencing Shares (and each certificate evidencing the securities issued upon conversion of any Shares, if any) shall be imprinted with a legend in substantially the following form:
THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE COMMON STOCK ISSUED BY XERIS BIOPHARMA HOLDINGS, INC. TO [NAME OF HAYFIN ENTITY] DATED MARCH 8, 2022 MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO XERIS BIOPHARMA HOLDINGS, INC., SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.
(b)The Company covenants and agrees for the benefit of Holder and each of its successors and permitted transferees and assigns that certificates evidencing Shares issuable or deliverable upon exercise or otherwise in connection with this Warrant shall not bear or be subject to any legend restricting the transfer of such Shares as applicable (including the legend required above in clause (a) above) in any of the following circumstances: (i) following any sale of such Shares issued or delivered to the Holder under or in connection herewith pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission or any successor agency (the “SEC”)) (“Rule 144”),  or (ii) if such legend is not required under applicable requirements of the Securities Act of 1933, as amended (including judicial interpretations and pronouncements issued by the staff of the SEC), including clause (b)(1) of Rule 144, or any applicable state or foreign securities laws; (collectively, the “Unrestricted Conditions”).  The Shares issuable or deliverable upon exercise or otherwise in connection with this Warrant shall be issued free of all legends if the Unrestricted Conditions are met at the time of issuance.
(c)With a view to making available to Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration statement otherwise required by applicable federal or state securities laws, the Company shall: (i) use reasonable commercial efforts to make and keep adequate public information available, as required by clause (c) of Rule 144; (ii) use reasonable commercial efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act of 1933 and the Securities Exchange Act of 1934, in each case as amended and including judicial interpretations and pronouncements issued by the staff of the SEC); and (iii) furnish, or otherwise make available to Holder so long as the Holder holds this Warrant, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Securities Exchange Act of 1934.
1.2Compliance with Securities Laws on Transfer. This Warrant and the Shares issued upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of

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the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate or related fund of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.
1.3Transfer Procedure. Holder may transfer or otherwise assign all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any other transferee; provided that, in connection with any such transfer or assignment Holder will give the Company notice of the portion of the Warrant being transferred or assigned with the name, address and taxpayer identification number (or jurisdictional equivalent) of the transferee or assignee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) or assign(s) (and Holder if applicable).
1.4Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by electronic mail or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.4. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:
[NAME OF HAYFIN ENTITY]
c/o Hayfin Services LLP
One Eagle Place, London, SW1Y 6AF
Email: Andrew.Merrill@hayfin.com
    Michael.Tischler@hayfin.com
    gc@hayfin.com
Attention: Nicola O’Regan, Andrew Merrill, Michael Tischler, Legal Team / Loan Operations

With a copy to:

MORRISON &FOERSTER LLP
250 West 55th Street
New York, NY 10019
Attn: Mark S. Wojciechowski
Email: MWojciechowski@mofo.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:
XERIS BIOPHARMA HOLDINGS, INC.
180 North LaSalle Street, Suite 1600
Chicago, IL 60601
Attn: Chief Financial Officer
Attn: Legal Department
With a copy (which shall not constitute notice) to:
GOODWIN PROCTER LLP
100 Northern Ave.
Boston, MA 02210

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Attn: Joseph C. Theis, Jr.
Fax: (617) 801-8864
Email: jtheis@goodwinlaw.com

and

GOODWIN PROCTER LLP
100 Northern Ave.
Boston, MA 02210
Attn: Stephanie Richards
Fax: (617) 321-4374
Email: srichards@goodwinlaw.com

1.5Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
1.6Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.
1.7Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.
1.8Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.
1.9Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.
1.10No Voting Rights, etc. Holder, in its capacity as a holder of this Warrant, acknowledges and agrees that it shall have no voting rights until the exercise of this Warrant.  The Company acknowledges and agrees that nothing contained in this Warrant shall be construed as imposing any liabilities on Holder as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
1.11Certain Defined Terms. The following terms used in this Warrant shall have the following meanings:
“Business Day” is any day that is not a Saturday, Sunday or a day on which commercial banks in New York, NY, London, England or Luxembourg are closed.
“Common Stock” means the Company’s common stock, $0.0001 par value per share, having ordinary voting rights, as provided in the Company’s certificate of incorporation as in effect on the Issue Date.
“Convertible Securities” means any Securities that, directly or indirectly, are convertible into or exchangeable for Common Stock.
“Options” means any warrants, options or similar rights to subscribe for or purchase Securities of the Company, including its Common Stock or Convertible Securities.
“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization, governmental authority or other entity of whatever nature.

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“Securities” means, with respect to any Person (for purposes of this defined term, an “issuer”), all shares of, interests or participations in, or other equivalents in respect of such issuer’s capital stock, including all membership interests, partnership interests or equivalent, and all debt or other securities (including warrants, Options and similar rights) directly or indirectly exchangeable, exercisable or otherwise convertible into, such issuer’s capital stock, whether currently outstanding or to be issued in the future, and in each case, however classified or designated and whether voting or non-voting.
“Shares Deemed Outstanding” means, at any given time, the sum (without duplication)of (i) the number of shares of Common Stock actually outstanding at such time, plus (ii) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (iii) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided that Shares Deemed Outstanding at any given time shall not include shares of Common Stock owned or held by or for the account of the Company or any or its wholly owned subsidiaries.
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IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Common Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

COMPANY
HOLDER
XERIS BIOPHARMA HOLDINGS, INC.

By:

Name:

Title:

[NAME OF HAYFIN ENTITY]

By:

Name:

Title:

[Signature Page to Warrant to Purchase Common Stock]
ny-2336908

APPENDIX 1
NOTICE OF EXERCISE
To:         XERIS BIOPHARMA HOLDINGS, INC.
180 North LaSalle Street, Suite 1600
Chicago, IL 60601
Attn: [_____________]

Reference is made to that certain Warrant to Purchase Common Stock, having an issue date of March 8, 2022 (the “Warrant”), issued by XERIS BIOPHARMA HOLDINGS, INC. (the “Company”) to [NAME OF HOLDER] (the “Holder”). Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed thereto in the Warrant.  A copy of the Warrant is attached to this Notice of Exercise.

The undersigned, as holder of a right to purchase Shares of the Company pursuant to the terms of the Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, [________ (_____)] Shares of the Company and herewith makes payment with respect to this Notice of Exercise of [___________ Dollars ($________)] therefor by the following method.

(Check all that apply):

•The undersigned hereby elects to make payment of the aggregate Exercise Price of [ ___________ Dollars ($_____ )] for [(_____)] shares of the Company’s Common Stock using the method described in Section 1.1 of the Warrant.

•The undersigned hereby elects to make payment of the aggregate Exercise Price of [ ___________ Dollars ($_____ )] for [(_____)] shares of the Company’s Common Stock using the method described in Section 1.2 of the Warrant.

•The undersigned hereby elects to make payment of the aggregate Exercise Price of [ ___________ Dollars ($_____ )] for [(_____)] shares of the Company’s Common Stock using a combination of the methods described in Sections 1.1 and 1.2 of the Warrant as follows:  [Describe breakdown between cash exercise and cashless exercise].

DATED: ______________

[NAME OF HOLDER]

By _______________________________________
Name:
Title:

Appendix
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APPENDIX 2
ASSIGNMENT
[DATE OF ASSIGNMENT]

Reference is made to that certain Warrant to Purchase Common Stock, having an issue date of March 8, 2022 (the “Warrant”), issued by XERIS BIOPHARMA HOLDINGS, INC. (the “Company”) to [NAME OF HOLDER] (the “Holder”). Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed thereto in the Warrant.  A copy of the Warrant is attached to this Assignment.

The undersigned, [NAME OF HOLDER], is the holder of the Warrant and is entitled to purchase up to [___] Shares (subject to adjustment pursuant to the terms of the Warrant) pursuant to the terms thereof.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to [NAME OF ASSIGNEE] (the “Assignee”) the right to acquire [all Shares entitled to be purchased upon exercise of the Warrant] [______ of the Shares entitled to be purchased upon exercise of the Warrant] (the “Assignment”). In furtherance of the foregoing Assignment, the undersigned hereby irrevocably instructs the Company to (i) memorialize such Assignment in Warrant Register of the Company, and (ii) pursuant to Section 5.3 of the Warrant, execute and deliver to the Assignee [and the undersigned][a new Warrant][new Warrants] reflecting the foregoing Assignment ([each] a “Substitute Warrant”). The Assignee acknowledges and agrees that its Substitute Warrant and the Shares to be issued upon exercise thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of its Substitute Warrant or any Shares to be issued upon exercise or conversion thereof except under circumstances which will not result in a violation of any applicable federal or state securities laws. The Assignee represents and warrants for the benefit of the Company that the Assignee is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

To the extent required pursuant the Warrant, the Assignee acknowledges and agrees that a restrictive legend may be applied to the Assignee’s Substitute Warrant and the Shares issuable upon exercise of such warrant substantially consistent with the legend required pursuant to Section 5.1(a) of the Warrant.

IN WITNESS WHEREOF, the parties hereto agree as set forth above as of the date first written above.

[NAME OF ASSIGNING HOLDER]

By _______________________________________
Name:
Title:
Accepted and agreed:

[NAME OF ASSIGNEE]

By _______________________________________
Name:
Title:

XERIS BIOPHARMA HOLDINGS, INC.

By _______________________________________
Appendix
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1
Name:
Title:

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